Exhibit 99.1

Brooks Automation Reports Results of First Quarter of Fiscal 2020, Ended December 31, 2019, and Announces Quarterly Cash Dividend

CHELMSFORD, Mass., February 6, 2020 (PR Newswire) -- Brooks Automation, Inc. (Nasdaq: BRKS), a leader in automation solutions for the semiconductor manufacturing and life sciences industries, today reported financial results for the first fiscal quarter of 2020, ended December 31, 2019.

Financial Results Summary

	Quarter Ended
Dollars in millions, except per share data	December 31,	September 30,	December 31,	Change vs.
	2019	2019	2018	Prior Qtr	Prior Year
Revenue	$210	$199	$179	6%	17%
Semiconductor Solutions Group	$119	$105	$113	13%	5%
Life Sciences	$92	$94	$67	(3)%	38%

Diluted EPS Continuing Operations	$0.18	$0.07	$0.09	150%	106%
Diluted EPS Total	$0.18	$5.68	$0.20	(97)%	(11)%

Non-GAAP Diluted EPS Cont. Operations	$0.23	$0.23	$0.17	(3)%	37%

Management Comments

“The results of our first fiscal quarter of 2020 showed good growth in each segment and we are solidly on track for a strong year” commented Steve Schwartz, CEO of Brooks Automation.  “Our Semiconductor Solutions business was lifted by another record quarter of revenue from Contamination Control Solutions, we delivered another quarter of gross margin improvement in Life Sciences Sample Management, and we had strong cash flow from operations.”

Summary of GAAP Results for Continuing Operations

•	Revenue of $210 million grew 17% year-over-year and diluted EPS from continuing operations was $0.18, which has doubled from $0.09 in the first quarter of 2019.
•

Life Sciences revenue of $92 million grew 38% year-over-year, helped by the acquisition and continued growth of GENEWIZ, which was acquired on November 15, 2018.  The organic growth of GENEWIZ was 22% and for Sample Management 3%, year-over-year.

•

Semiconductor Solutions revenue of $119 million grew 5% year-over-year and 13% sequentially, driven by strong shipments of Contamination Control Solutions to end-user fabs and vacuum robots to OEM customers.

•

GAAP operating income was $11 million, compared to $5 million in the first quarter of 2019. The increase was driven by the growth and expanded operating margins in Life Sciences.  Life Sciences margins benefited from 340 basis points expansion of gross margins in Sample Management and improved mix from a full quarter of the higher margin results of GENEWIZ compared to a half quarter a year ago.

•

Amortization of intangibles was $11 million, an increase of approximately $3 million due to carrying GENEWIZ for a full quarter in 2020 versus a half quarter of ownership in the first fiscal quarter of 2019.

•	Net interest expense was zero for the quarter, a $5 million reduction from the first quarter of 2019.
•

Cash flow from operations was $26 million in the quarter, compared to $6 million in the first quarter of 2019.  The ending balance of total debt was $51 million and the balance of cash, cash equivalents, restricted cash, and marketable securities was $353 million.  In January 2020, subsequent to the first quarter reporting period, the Company used $93 million of this cash balance to settle income taxes related to the 2019 gain on the sale of the Semiconductor Cryogenics business.

Summary of Non-GAAP Results for Continuing Operations

•	Diluted EPS from continuing operations for the quarter was $0.23, up 37% from the first quarter of 2019.
•

Operating margins were 10.5%, down 50 basis points year-over-year.  The current quarter includes higher SG&A expense driven primarily by the additional structure acquired with GENEWIZ and subsequent investments for its growth.  The first fiscal quarter included excess professional fees of approximately $2 million, primarily associated with the previously disclosed material weaknesses that impacted operating margins negatively by approximately 100 basis points.

•	Non-GAAP gross margins were 41.6%, an increase of 20 basis points from the first quarter of 2019 driven by improved margins in Life Sciences, partially offset by lower margins in Semiconductor.
•

Life Sciences non-GAAP operating margins were 6.5%, up 250 basis points year-over-year.  The improvement was primarily driven at the gross margin line which was 44.3%, up 350 basis points year-over-year.  This reflects 340 basis point improvement in Sample Management gross margins and the favorable mix of acquiring the GENEWIZ business which carries higher gross margins.

•

The Semiconductor Solutions non-GAAP operating margins were 12.6%, a decline of 270 basis points. The decline reflects softer gross margins of 39.6%, lower by 210 basis points from the prior year, primarily driven by the mix of revenue.

•	Adjusted EBITDA was $32 million, up 14% from the first quarter of 2019.

A reconciliation of non-GAAP measures to the most nearly comparable GAAP measures follows the consolidated balance sheets, statements of operations and statements of cash flows included in this release.

Quarterly Cash Dividend

The Company additionally announced that the Board of Directors has reiterated a dividend of $0.10 per share payable on March 27, 2020 to stockholders of record on March 6, 2020.  Future dividend declarations, as well as the record and payment dates for such dividends, are subject to the final determination of the Company's Board of Directors.

Guidance for Fiscal Second Quarter Fiscal 2020

The Company announced revenue and earnings guidance for the second quarter of fiscal 2020.  Revenue is expected to be in the range of $213 million to $225 million and non-GAAP diluted earnings per share is expected to be in the range of $0.22 to $0.28.  GAAP diluted earnings per share for the second fiscal quarter is expected to be in the range of $0.09 to $0.15.

Conference Call

Brooks management will webcast its first quarter earnings conference call today at 4:30 p.m. Eastern Time. During the call, Company management will respond to questions concerning, but not limited to, the Company's financial performance, business conditions and industry outlook.  Management's responses could contain information that has not been previously disclosed.

The call will be broadcast live over the Internet and, together with presentation materials referenced on the call, will be hosted at the Investor Relations section of Brooks' website at www.brooks.com, and will be archived online on this website for convenient on-demand replay.  In addition, you may call 800-728-2056 (US & Canada only) or +1-212-231-2922 for international callers to listen to the live webcast.

Regulation G – Use of Non-GAAP financial Measures

The Company supplements its GAAP financial measures with certain non-GAAP financial measures to provide investors a better perspective on the results of business operations, which the Company believes is more comparable to the similar analysis provided by its peers.  These measures are not presented in accordance with, nor are they a substitute for, U.S. generally accepted accounting principles, or GAAP. These measures should always be considered in conjunction with appropriate GAAP measures.  A reconciliation of non-GAAP measures to the most nearly comparable GAAP measures is included at the end of this release following the consolidated balance sheets, statements of operations and statements of cash flows.

“Safe Harbor Statement” under Section 21E of the Securities Exchange Act of 1934

Some statements in this release are forward-looking statements made under Section 21E of the Securities Exchange Act of 1934. These statements are neither promises nor guarantees but involve risks and uncertainties, both known and unknown, that could cause Brooks' financial and business results to differ materially from our expectations. They are based on the facts known to management at the time they are made. These forward-looking statements include but are not limited to statements our revenue and earnings expectations, our ability to increase our profitability, our ability to improve or retain our market position, and our ability to deliver financial success in the future. Factors that could cause results to differ from our expectations include the following:  the volatility of the industries the Company serves, particularly the semiconductor industry; our possible inability to meet demand for our products due to difficulties in obtaining components and materials from our suppliers in required quantities and of required quality; risks and uncertainties related to the coronavirus originating in Wuhan, China and its effects on the Company’s operations in China, including supply chain, and the operations of our customers in China; the inability of customers to make payments to us when due; the timing and effectiveness of cost reduction and cost control measures; price competition; disputes concerning intellectual property; uncertainties in global political and economic conditions, and other factors and other risks, including those that we have described in our filings with the Securities and Exchange Commission, including but not limited to our Annual Report on Form 10-K, current reports on Form 8-K and our quarterly reports on Form 10-Q. As a result, we can provide no assurance that our future results will not be materially different from those projected. Brooks expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any such statement to reflect any change in our expectations or any change in events, conditions or circumstances on which any such statement is based. Brooks undertakes no obligation to update the information contained in this press release.

About Brooks Automation, Inc.

Brooks is a leading provider of life science and semiconductor manufacturing automation solutions worldwide.  The Company applies its automation and cryogenics expertise to provide a full suite of reliable cold-chain sample management solutions across life sciences in areas such as drug development, clinical research and advanced cell therapies.  Brooks recently added global capability for gene sequencing and gene synthesis services through its strategic acquisition of GENEWIZ, expanding its sample-based services offerings.  With over 40 years as a partner to the semiconductor manufacturing industry, Brooks is a provider of industry-leading precision robotics, integrated automation systems and services.  Brooks is headquartered in Chelmsford, MA, with operations in North America, Europe and Asia.  For more information, visit www.brooks.com.

INVESTOR CONTACTS:
Mark Namaroff

Director, Investor Relations

Brooks Automation

978.262.2635

mark.namaroff@brooks.com

Sherry Dinsmore
Brooks Automation
978.262.2400
sherry.dinsmore@brooks.com

John Mills
Senior Managing Partner
ICR, LLC
646.277.1254
john.mills@icrinc.com

BROOKS AUTOMATION, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited)

 (In thousands, except per share data)

	Three Months Ended
	December 31,
	2019	2018
Revenue
Products	$131,862	$125,375
Services	78,638	53,993
Total revenue	210,500	179,368
Cost of revenue
Products	79,971	74,574
Services	45,543	32,713
Total cost of revenue	125,514	107,287
Gross profit	84,986	72,081
Operating expenses
Research and development	14,401	13,148
Selling, general and administrative	59,343	53,541
Restructuring charges	576	59
Total operating expenses	74,320	66,748
Operating income	10,666	5,333
Interest income	699	423
Interest expense	(737)	(5,290)
Other expenses, net	(417)	(30)
Income before income taxes	10,211	436
Income tax benefit	(2,963)	(5,830)
Income from continuing operations	13,174	6,266
(Loss) income from discontinued operations, net of tax	(117)	8,149
Net income	$13,057	$14,415
Basic net income per share:
Basic net income per share from continuing operations	$0.18	$0.09
Basic net (loss) income per share from discontinued operations	(0.00)	0.11
Basic net income per share	$0.18	$0.20
Diluted net income per share:
Diluted net income per share from continuing operations	$0.18	$0.09
Diluted net (loss) income per share from discontinued operations	(0.00)	0.11
Diluted net income per share	$0.18	$0.20

Weighted average shares outstanding used in computing net income per share:
Basic	72,972	71,450
Diluted	73,645	72,165

BROOKS AUTOMATION, INC.

CONSOLIDATED BALANCE SHEETS

(unaudited)

 (In thousands, except share and per share data)

	December 31,	September 30,
	2019	2019

Assets
Current assets
Cash and cash equivalents	$335,319	$301,642
Marketable securities	11,233	34,124
Accounts receivable, net	165,176	165,602
Inventories	105,181	99,445
Prepaid expenses and other current assets	46,560	46,332
Total current assets	663,469	647,145
Property, plant and equipment, net	105,296	100,669
Long-term marketable securities	3,039	2,845
Long-term deferred tax assets	6,004	5,064
Goodwill	490,370	488,602
Intangible assets, net	242,248	251,168
Other assets	48,532	20,506
Total assets	$1,558,958	$1,515,999
Liabilities and Stockholders' Equity
Current liabilities
Current portion of long-term debt	$827	$829
Accounts payable	65,306	58,919
Deferred revenue	29,042	29,435
Accrued warranty and retrofit costs	7,493	7,175
Accrued compensation and benefits	25,810	31,375
Accrued restructuring costs	844	1,040
Accrued income taxes payable	100,451	99,263
Accrued expenses and other current liabilities	53,179	44,234
Total current liabilities	282,952	272,270
Long-term debt	49,918	50,315
Long-term tax reserves	18,543	18,274
Long-term deferred tax liabilities	13,636	20,636
Long-term pension liabilities	5,397	5,338
Long-term operating lease liabilities	20,526	—
Other long-term liabilities	9,291	10,212
Total liabilities	400,263	377,045
Stockholders' Equity
Preferred stock, $0.01 par value - 1,000,000 shares authorized, no shares issued or outstanding	—	—
Common stock, $0.01 par value - 125,000,000 shares authorized, 87,080,017 shares issued and 73,618,148 shares outstanding at December 31, 2019, 85,759,700 shares issued and 72,297,831 shares outstanding at September 30, 2019	871	857
Additional paid-in capital	1,926,350	1,921,954
Accumulated other comprehensive income	13,154	3,511
Treasury stock at cost - 13,461,869 shares	(200,956)	(200,956)
Accumulated deficit	(580,724)	(586,412)
Total stockholders' equity	1,158,695	1,138,954
Total liabilities and stockholders' equity	$1,558,958	$1,515,999

BROOKS AUTOMATION, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(unaudited)

(In thousands)

	Three Months Ended
	December 31,
	2019	2018
Cash flows from operating activities
Net income	$13,057	$14,415
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	16,477	11,838
Stock-based compensation	4,410	4,467
Amortization of premium on marketable securities and deferred financing costs	67	235
Earnings of equity method investments	—	(1,772)
Deferred income taxes	(8,183)	(7,682)
Other gains on disposals of assets	126	6
Loss on sale of divestiture, net of tax	319	—
Changes in operating assets and liabilities, net of acquisitions:
Accounts receivable	1,503	(13,826)
Inventories	(4,335)	(12,260)
Prepaid expenses and current assets	6,120	1,029
Accounts payable	5,255	7,932
Deferred revenue	(720)	6,385
Accrued warranty and retrofit costs	221	572
Accrued compensation and tax withholdings	(5,755)	(13,842)
Accrued restructuring costs	(203)	(181)
Accrued expenses and current liabilities	(2,616)	8,948
Net cash provided by operating activities	25,743	6,264
Cash flows from investing activities
Purchases of property, plant and equipment	(9,614)	(3,560)
Purchases of marketable securities	(10,742)	(1,290)
Sales of marketable securities	—	48,904
Maturities of marketable securities	33,584	2,557
Acquisitions, net of cash acquired	—	(445,210)
Net cash provided by (used) in investing activities	13,228	(398,599)
Cash flows from financing activities
Proceeds from term loans, net of discount	—	340,540
Principal payments on debt	(414)	(1,789)
Payments of capital leases	(319)	(121)
Common stock dividends paid	(7,369)	(7,208)
Net cash provided by (used in) financing activities	(8,102)	331,422
Effects of exchange rate changes on cash and cash equivalents	2,808	(1,004)
Net increase (decrease) in cash and cash equivalents	33,677	(61,917)
Cash and cash equivalents and restricted cash, beginning of period	305,171	197,708
Cash and cash equivalents and restricted cash, end of period	$338,848	$135,791

Reconciliation of cash, cash equivalents, and restricted cash to the consolidated balance sheets
Cash and cash equivalents	$335,319	$135,741
Restricted cash included in prepaid expenses and other current assets	3,529	50
Total cash, cash equivalents and restricted cash shown in the consolidated statements of cash flows	$338,848	$135,791

Notes on Non-GAAP Financial Measures:

These financial measures are used in addition to and in conjunction with results presented in accordance with GAAP and should not be relied upon to the exclusion of GAAP financial measures. Management adjusted the GAAP results for the impact of amortization of intangible assets, restructuring charges, purchase price accounting adjustments and charges related to M&A to provide investors better perspective on the results of operations which the Company believes is more comparable to the similar analysis provided by its peers. Management also excludes special charges and gains, such as impairment losses, gains and losses from the sale of assets, as well as other gains and charges that are not representative of the normal operations of the business. In this context, the Company has also removed the effect of reversing the valuation allowance reserve on the U.S. deferred income tax assets.  Management strongly encourages investors to review our financial statements and publicly-filed reports in their entirety and not rely on any single measure.

	Quarter Ended
	December 31, 2019		September 30, 2019		December 31, 2018
		per diluted		per diluted		per diluted
Dollars in thousands, except per share data		share		share		share
Net income from continuing operations	$13,174	$0.18	$5,195	$0.07	$6,266	$0.09
Adjustments:
Purchase accounting impact on inventory and contracts acquired	—	—	—	—	184	0.00
Amortization of intangible assets	10,584	0.14	8,931	0.12	7,776	0.11
Restructuring charges	576	0.01	1,209	0.02	59	0.00
Loss on extinguishment of debt	—	—	5,288	0.07	—	—
Merger costs	195	0.00	134	0.00	6,354	0.09
Restructuring related charges	—	—	285	0.00	—	—
Adjustment of valuation allowance against deferred tax assets	—	—	(233)	(0.00)	—	—
Tax Reform (1)	—	—	—	—	(1,125)	(0.02)
Tax adjustments (2)	(5,230)	(0.07)	—	—	(4,411)	(0.06)
Tax effect of adjustments	(2,662)	(0.04)	(3,932)	(0.05)	(3,184)	(0.04)
Non-GAAP adjusted net income from continuing operations	$16,637	$0.23	$16,877	$0.23	$11,919	$0.17
Stock based compensation, pre-tax	4,410	0.06	4,941	0.07	4,176	0.06
Tax rate	15%	—	15%	—	15%	—
Stock-based compensation, net of tax	3,749	0.05	4,200	0.06	3,550	0.05
Non-GAAP adjusted net income excluding stock-based compensation - continuing operations	$20,386	$0.28	$21,077	$0.29	$15,469	$0.21

Shares used in computing non-GAAP diluted net income per share	—	73,645	—	72,558	—	72,165

(1)	Adjustments are related to U.S. Federal Tax Reform Transition Tax.

(2)

The Company elected to apply the tax benefit related to the stock compensation windfall realized in the quarters ended December 31, 2019 and 2018 to the non-GAAP full year tax rate.   The Company elected to exclude a deferred tax benefit realized in the three month period ended December 31, 2019 related to the extension of the 15 percent tax rate incentive in China and a deferred tax benefit realized in the three month period ended December 31, 2018 related to a change in the Company’s state effective tax rate driven by the acquisition of GENEWIZ.

	Quarter Ended
	December 31,	September 30,	December 31,
Dollars in thousands	2019	2019	2018
GAAP net income	$13,057	$412,326	$14,415
Adjustments:
Less: Loss (income) from discontinued operations	117	(407,131)	(8,149)
Less: Interest income	(699)	(602)	(423)
Add: Interest expense	737	902	5,290
Add: Income tax benefit	(2,963)	(511)	(5,830)
Add: Depreciation	5,891	5,094	4,060
Add: Amortization of completed technology	2,674	2,764	2,007
Add: Amortization of customer relationships and acquired intangible assets	7,910	6,167	5,769
Add: Loss on extinguishment of debt	—	5,288	—
Earnings before interest, taxes, depreciation and amortization	$26,724	$24,297	$17,139

	Quarter Ended
	December 31,	September 30,	December 31,
Dollars in thousands	2019	2019	2018
Earnings before interest, taxes, depreciation and amortization	$26,726	$24,297	$17,139
Adjustments:
Add: Stock-based compensation	4,410	4,941	4,176
Add: Restructuring charges	576	1,209	59
Add: Restructuring related charges	—	285	—
Add: Purchase accounting impact on inventory and contracts acquired	—	—	184
Add: Merger costs	195	134	6,354
Adjusted earnings before interest, taxes, depreciation and amortization	$31,907	$30,866	$27,912

	Quarter Ended
Dollars in thousands	December 31, 2019		September 30, 2019		December 31, 2018
GAAP gross profit/margin percentage	$84,986	40.4%	$80,153	40.2%	$72,081	40.2%
Adjustments:
Amortization of completed technology	2,674	1.3	2,764	1.4	2,007	1.1
Restructuring related charges	—	—	285	0.1	—	—
Purchase accounting impact on inventory and contracts acquired	—	—	—	—	184	0.1
Non-GAAP adjusted gross profit/gross margin percentage	$87,660	41.6%	$83,202	41.8%	$74,272	41.4%

	Brooks Semiconductor Solutions Group
	Quarter Ended
Dollars in thousands	December 31, 2019		September 30, 2019		December 31, 2018
GAAP gross profit/margin percentage	$46,300	39.0%	$42,262	40.2%	$45,915	40.7%
Adjustments:
Amortization of completed technology	732	0.6	868	0.8	937	0.8
Purchase accounting impact on inventory and contracts acquired	—	—	—	—	184	0.2
Non-GAAP adjusted gross profit/margin percentage	$47,032	39.6%	$43,130	41.1%	$47,036	41.7%

	Brooks Life Sciences
	Quarter Ended
Dollars in thousands	December 31, 2019		September 30, 2019		December 31, 2018
GAAP gross profit/margin percentage	$38,686	42.2%	$37,891	40.2%	$26,166	39.3%
Adjustments:
Amortization of completed technology	1,942	2.1	1,896	2.0	1,070	1.6
Restructuring related charges	—	—	285	0.3	—	—
Non-GAAP adjusted gross profit/margin percentage	$40,628	44.3%	$40,072	42.6%	$27,236	40.9%

	Brooks Semiconductor Solutions Group			Brooks Life Sciences			Total Segments
	Quarter Ended			Quarter Ended			Quarter Ended
	December 31,	September 30,	December 31,	December 31,	September 30,	December 31,	December 31,	September 30,	December 31,
Dollars in thousands	2019	2019	2018	2019	2019	2018	2019	2019	2018
GAAP operating profit	$14,268	$12,726	$16,141	$4,032	$4,586	$1,590	$18,300	$17,312	$17,731
Adjustments:
Amortization of completed technology	732	868	937	1,942	1,896	1,070	2,674	2,764	2,007
Purchase accounting impact on inventory and contracts acquired	—	—	184	—	—	—	—	—	184
Restructuring related charges	—	—	—	—	285	—	—	285	—
Non-GAAP adjusted operating profit	$15,000	$13,594	$17,262	$5,974	$6,767	$2,660	$20,974	$20,361	$19,922

	Total Segments			Corporate			Total
	Quarter Ended			Quarter Ended			Quarter Ended
	December 31,	September 30,	December 31,	December 31,	September 30,	December 31,	December 31,	September 30,	December 31,
Dollars in thousands	2019	2019	2018	2019	2019	2018	2019	2019	2018
GAAP operating profit (loss)	$18,300	$17,312	$17,731	$(7,634)	$(6,702)	$(12,398)	$10,666	$10,610	$5,333
Adjustments:
Amortization of completed technology	2,674	2,764	2,007	—	—	—	2,674	2,764	2,007
Amortization of customer relationships and acquired intangible assets	—	—	—	7,910	6,167	5,769	7,910	6,167	5,769
Restructuring charges	—	—	—	576	1,209	59	576	1,209	59
Purchase accounting impact on inventory and contracts acquired	—	—	184	—	—	—	—	—	184
Merger costs	—	—	—	195	134	6,354	195	134	6,354
Restructuring related charges	—	285	—	—	—		—	285	—
Non-GAAP adjusted operating profit (loss)	$20,974	$20,361	$19,922	$1,047	$808	$(216)	$22,021	$21,169	$19,706